Exhibit 99.10

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Statements of Revenues and Direct Operating Expenses

December 31, 2022 and 2021

(With Independent Auditors’ Report Thereon)

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Report of Independent Auditors

The Board of Managers

1025 Investments, LLC

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of certain oil and gas properties of 1025 Investments, LLC, to be acquired by Ovintiv USA Inc. (the “Properties”) which comprise the statements of revenues and direct operating expenses for the years ended December 31, 2022 and 2021, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the revenues and direct operating expenses of the Properties of 1025 Investments, LLC for the years ended December 31, 2022 and 2021, in accordance with accounting principles generally accepted in the United States of America using the basis of presentation described in Note 1.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of 1025 Investments, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1, the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Properties. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of 1025 Investments, LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Dallas, Texas
April 14, 2023

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Statements of Revenues and Direct Operating Expenses

(in thousands)

	Year Ended December 31,
	2022	2021
REVENUES:
Crude oil, natural gas and natural gas liquids royalties	$5,851	$422
DIRECT OPERATING EXPENSES:
Severance taxes	326	17

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$5,525	$405

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

Note 1. Basis of Presentation

Description

On February 12, 2019, Black Swan Oil & Gas, LLC (“BSOG”) formed 1025 Investments, LLC (“1025 Investments”), a wholly owned subsidiary, to own certain mineral and royalty interests with respect to BSOG and third-party operated oil and gas properties.

The accompanying statements of revenues and direct operating expenses (the “Statements”) represent certain interests held in 1025 Investments (the “Interests”). The Statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as they do not include certain revenues recognized and expenses, including but not limited to general and administrative expenses, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from crude oil, natural gas and natural gas liquids (“NGLs”). Furthermore, no balance sheet has been presented for the Interests as they were not accounted for as a separate subsidiary or division and complete financial statements thereof are not available, nor has information about the operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the Statements are presented in lieu of full financial statements. The Statements are not indicative of the results of operations on a go forward basis.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

Preparation of the Statements in conformity with US GAAP requires management of 1025 Investments to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods for the Interests. Actual results could differ from the estimates and assumptions utilized.

Revenue Recognition

Crude oil, natural gas and NGLs royalty revenues are recognized at the point in time when control of the product is transferred to the purchaser by the operator and collectability of the sales price is reasonably assured. Revenues are priced on the delivery date based on prevailing market prices with certain adjustments related to quality and physical location.

The following table presents the disaggregation of crude oil, natural gas and NGL revenue of the Interests (in thousands):

	Year Ended December 31,
	2022	2021
Crude oil	$4,560	$319
Natural gas	694	7
NGLs	597	96

Total crude oil, natural gas and NGL sales, net	$5,851	$422

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of production taxes associated with royalty revenues. Under US GAAP, royalty payments are reduced only by applicable state severance taxes.

Note 3. Summary of Significant Accounting Policies

Contingencies

The Interests may become subject to potential claims and litigation in the normal course of operations. 1025 Investments is not aware of any legal, environmental or other contingencies that would have a material effect on the Statements.

Note 4. Subsequent Events

On April 3, 2023, Ovintiv Inc. announced it had entered into a definitive purchase agreement to purchase the Interests, with an effective date of January 1, 2023. The purchase of the Interests is expected to close during the second fiscal quarter, subject to the satisfaction of customary closing conditions and customary closing adjustments.

1025 Investments has evaluated subsequent events through April 14, 2023, the date the Statements were available to be issued, and has concluded there are no other material subsequent events that would require recognition or disclosure in these Statements other than as described above.

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

Note 5. Supplemental Oil and Gas Information (Unaudited)

Net Proved Oil, NGL and Natural Gas Reserves

For the years ended December 31, 2022 and 2021, 1025 Investments utilized LaRoche Petroleum Consultants, Ltd. in the preparation of the oil and gas reserves of the Interests. In accordance with Securities and Exchange Commission (“SEC”) regulations, the reserves as of December 31, 2022 and 2021 were estimated using realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. The reserves of the Interests are reported in three streams; crude oil, natural gas and NGLs.

The SEC has defined proved reserves as the estimated quantities of crude oil, natural gas, and NGLs that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating crude oil, natural gas and NGLs reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

The following tables provide an analysis of the changes in estimated proved reserve quantities of crude oil, natural gas and NGLs for the years ended December 31, 2022 and 2021 for the Interests, all of which are located within the United States:

	Year ended December 31, 2022
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2021	725,086	965,699	219,913	1,105,949
Revisions of previous estimates	(12,938)	(190,419)	(28,827)	(73,502)
Extensions, discoveries and other additions	1,361,846	2,109,530	514,198	2,227,632
Production	(82,415)	(31,276)	(9,616)	(97,243)
Sales of minerals in place	—	—	—	—
Purchase of minerals in place	1,996	994	263	2,425

Proved reserves as of December 31, 2022	1,993,575	2,854,528	695,931	3,165,261
Proved developed reserves
Beginning of year	122,678	96,969	22,110	160,950
End of year	489,230	513,012	125,187	699,919
Proved undeveloped reserves
Beginning of year	602,408	868,730	197,803	944,999
End of year	1,504,345	2,341,516	570,744	2,465,342

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

	Year ended December 31, 2021
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2020	26,588	17,471	3,225	32,725
Revisions of previous estimates	20,346	8,538	2,811	24,580
Extensions, discoveries and other additions	664,635	943,969	214,935	1,036,898
Production	(10,377)	(4,279)	(1,058)	(12,148)
Sales of minerals in place	—	—	—	—
Purchase of minerals in place	23,894	—	—	23,894

Proved reserves as of December 31, 2021	725,086	965,699	219,913	1,105,949
Proved developed reserves
Beginning of year	26,588	17,471	3,225	32,725
End of year	122,678	96,969	22,110	160,950
Proved undeveloped reserves
Beginning of year	—	—	—	—
End of year	602,408	868,730	197,803	944,999

For the year ended December 31, 2022, extensions, discoveries and other additions resulted primarily from the addition of 83 proved undeveloped locations due to permitting and drilling activity for 2,107,678 Boe and 119,954 Boe from new wells drilled by operators of the properties under which we own mineral interests.

For the year ended December 31, 2021, extensions, discoveries and other additions resulted primarily from the addition of 37 proved undeveloped locations due to permitting and drilling activity for 944,999 Boe and 91,899 Boe from new wells drilled by operators of the properties under which we own mineral interests.

Standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of proved properties and consideration of expected future economic and operating conditions.

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

The estimates of future cash flows and future production and development costs as of December 31, 2022 and 2021 are based on realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. All realized prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. Future income tax expenses would have been computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the oil and natural gas properties of the Interests. The estimated future net cash flows are then discounted at a rate of 10%.

The following table presents the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves of the Interests for the periods presented (in thousands):

	December 31,
	2022	2021
Future cash inflows	$233,849	$57,182
Future production costs	(15,062)	(3,637)
Future development and abandonment costs	—	—
Future income taxes	(1,227)	(301)

Future net cash flows	217,560	53,244
10% annual discount for estimated timing of cash flows	(94,093)	(22,029)

Standardized measure of discounted future net cash flows	$123,467	$31,215

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the proved reserves of the Interests. 1025 Investments cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Statements of Revenues and Direct Operating Expenses

The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves of Interests in 1025 Investments for the periods presented (in thousands):

	December 31,
	2022	2021
Standardized measure of discounted future net cash flows at January 1	$31,215	610
Net change in prices and production costs	15,340	690
Changes in estimated future development and abandonment costs	—	—
Sales of crude oil and natural gas produced, net of production costs	(7,563)	(779)
Extensions, discoveries and improved recoveries, less related costs	84,196	29,187
Purchases (sales) of minerals in place, net	120	766
Revisions of previous quantity estimates	(1,884)	820
Development costs incurred during the period	—	—
Change in income taxes	(520)	(173)
Accretion of discount	3,139	61
Change in timing of estimated future production and other	(576)	33

Net change	92,252	30,605

Standardized measure of discounted future net cash flows at December 31	$123,467	31,215

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.